Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-285441) and Form S-8 (Nos. 33-10546, 33-41774, 33-44208, 333-136692, 333-144403, 333-153573, 333-158335, 333-161779, 333-161780, 333-168824, 333-173831, 333-183325, 333-187725, 333-202349, 333-206720, 333-252517, 333-224665, 333-224666, 333-255677, 333-279026, 333-288793, and 333-293116) of Huntington Bancshares Incorporated of our report dated February 13, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
February 13, 2026